Exhibit 99.1

For Immediate Release

Investors:

David K. Waldman/Klea K. Theoharis

Crescendo Communications, LLC

Tel: (212) 671-1020

HAPC Reschedules Vote on Proposed

Acquisition to October 24, 2007

New York, October 19, 2007 – HAPC, Inc. (OTCBB: HAPN, HAPNW, HAPNU) today announced that its Special Annual Meeting of Stockholders, previously scheduled for October 19, 2007, to consider HAPC’s proposed acquisition, will be rescheduled for October 24, 2007 at 10:00 AM Eastern time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178. The record date will continue to be August 6, 2007. The meeting will reconvene on October 19, 2007, as previously scheduled, for the sole purpose of adjourning to the new date.

About HAPC, Inc.

HAPC is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks detailed from time to time in HAPC’s publicly filed documents.

Additional Information and Where to Find It

HAPC’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents and other relevant documents filed by HAPC with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at: www.sec.gov.

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